Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ EPS ROSE 108% TO $0.25
REFLECTING CONTRIBUTIONS FROM UNCONSOLIDATED
ETHANOL COMPANIES AND A SYNTHETIC FUEL GAIN

Dayton, Ohio, (August 31, 2011) — REX American Resources Corporation (NYSE: REX) today reported results for its fiscal 2011 second quarter (“Q2 ‘11”) and six months ended July 31, 2011 and will review the results in a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2926
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

Net income attributable to REX shareholders in Q2 ‘11 was $2.3 million, or $0.25 per diluted share, compared with $1.2 million, or $0.12 per diluted share, in Q2 ‘10. Q2 ‘11 income from continuing operations net of tax attributable to REX shareholders was $1.9 million, or $0.20 per diluted share, compared with $0.7 million, or $0.07 per diluted share, in Q2 ‘10. REX recorded Q2 ‘11 income from discontinued operations of $0.4 million, or $0.05 per diluted share, as compared to $0.6 million, or $0.05 per diluted share, in Q2 ‘10. Per share results in Q2 ‘11 and Q2 ‘10 are based on 9,550,000 and 9,976,000 diluted weighted average shares outstanding, respectively.

REX’s Q2 ‘11 net sales and revenue rose 13.5% to $73.9 million from $65.1 million in Q2 ‘10, primarily reflecting significant increases in ethanol and distillers grains pricing. The pricing increases more than offset a 12% decrease in ethanol production at the Company’s 74%-owned One Earth Energy plant and the deconsolidation of REX’s Levelland Hockley County Ethanol (LHCE) operations at year-end FY 2010. The LHCE facility ceased production in early January 2011. At year-end FY 2010 REX reduced its equity interest in LHCE to 49% and wrote-off the investment. As a result, LHCE operations are not reflected in REX’s FY ‘11 financial statements, however they were consolidated in the financial statements for Q2 ‘10 and the first six months of 2010 and negatively impacted REX’s net income in those periods by approximately $0.7 million and approximately $0.8 million, respectively.

REX recognizes results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q2 includes results from ethanol operations for the period April 1st through June 30th. REX’s Q2 ‘11 results primarily reflect its alternative energy segment interests in six operating ethanol production facilities. The operations of One Earth are consolidated and those of the other five operating plants are reported as equity in income of unconsolidated ethanol affiliates.

Gross profit (loss) from REX’s consolidated operations declined to a loss of $0.3 million in Q2 ‘11 compared to gross profit of $5.0 million in Q2’ 10 primarily due to lower ethanol

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REX American Resources Q2 Results, 8/31/11	page 2

production and lower crush spreads partially offset by significant increases in REX’s realized distiller grains prices. The Q2 ‘11 gross loss also reflects a $1.2 million impairment charge related to a former distribution center, a portion of which is used as the Company’s headquarters.

During Q2 ‘11 REX received and recognized $2.9 million in income from a former investment in a synthetic fuel facility in Gillette, Wyoming. The plant was sold in fiscal 2006, and the payment represents REX’s remaining interest in “qualified production” at the plant through 2007. REX does not expect any additional income from the investment. In Q2 ‘11, equity in income of unconsolidated ethanol affiliates increased 247% to $3.8 million from $1.1 million in Q2 ‘10 primarily due to the contribution of REX’s 48% interest in NuGen Energy which was purchased in June 2010. Principally reflecting these items, REX’s Q2 ‘11 income from continuing operations before income taxes and non-controlling interests increased to $3.1 million compared to $1.2 million in Q2 ‘10.

Balance Sheet and Share Repurchase Program

At July 31, 2011, REX had cash and cash equivalents of $96.4 million, $84.2 million of which was at the parent and $12.2 million of which was at its consolidated ethanol production facility. This compares with cash and cash equivalents of $91.0 million at January 31, 2011, $72.7 million of which was at the parent and $18.3 million of which was at its consolidated ethanol production facility. REX repurchased 162,999 common shares in Q2 ‘11 at an average price of $16.48. REX was authorized to repurchase up to 275,939 shares of its common stock as of July 31, 2011.

Real Estate Assets

During Q2 ‘11 REX divested two of its former retail stores, resulting in a small after tax gain. At July 31, 2011, REX had lease agreements, as landlord for all or parts of six former retail store locations. REX has 21 owned former retail stores that were vacant at July 31, 2011, which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

REX CEO, Stuart Rose, commented, “Despite commodity pricing and some operational challenges, REX ended the second quarter with increased cash at the parent after the repurchase of approximately $2.8 million in REX common stock. Reflecting a planned maintenance shutdown and the impact of unexpected power supply interruptions at our One Earth Energy plant, Q2 ethanol production at that plant declined 12% versus last year.

“We are pleased to have achieved Q2 ‘11 EPS that were more than 100% above the year ago quarter, reflecting a substantial improvement in performance from our unconsolidated ethanol plants, a final $2.9 million cash payment from a former synthetic fuel investment, and the absence of an operating drag from our LHCE plant. We believe our quarterly results reflect the benefit of our strategy to diversify our ethanol investment portfolio and focus on state-of-the-art plants located in corn-belt states.

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REX American Resources Q2 Results, 8/31/11	page 3

“Given our balance sheet strength, REX remains well positioned to pursue additional ethanol, renewable resource or industrial project investment opportunities that offer attractive risk-adjusted returns. We will also continue to pursue opportunistic repurchases of our common stock.”

Segment Income Statement Data

($ in thousands)	Three Months Ended July 31		Six Months Ended July 31,
	2011	2010	2011	2010

Net sales and revenue:
Alternative energy (1)	$73,531	$64,801	$154,413	$135,823
Real estate	320	286	652	536

Total net sales and revenues	$73,851	$65,087	$155,065	$136,359

Segment gross profit (loss):
Alternative energy (1)	$952	$5,333	$5,730	$13,795
Real estate	(1,238)	(299)	(1,325)	(373)

Total gross (loss) profit	$(286)	$5,034	$4,405	$13,422

	Three Months Ended July 31		Six Months Ended July 31,
	2011	2010	2011	2010

Segment profit (loss):
Alternative energy (1)	$2,061	$2,223	$10,459	$10,705
Real estate	(1,295)	(343)	(1,440)	(488)
Corporate expense	(608)	(746)	(1,232)	(1,450)
Interest expense	(34)	(47)	(76)	(149)
Income from synthetic fuel partnerships	2,883	—	2,883	—
Interest income	73	79	215	207

Income from continuing operations before income taxes and noncontrolling interests	$3,080	$1,166	$10,809	$8,825

(1)

Q2 and the six months ended 7/31/10 include results attributable to non-controlling interests (which REX does not own) for Levelland Hockley (44%) and One Earth (26%). Reflecting REX’s write-down and deconsolidation of its LHCE ownership effective January 31, 2011, Q2 ‘11 and the six months ended 7/31/11 include results attributable to One Earth’s non-controlling interest of 26%.

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

Segment Assets:

($ in thousands)	July 31, 2011	Jan. 31, 2011

Alternative energy	$253,346	$257,202
Real estate	20,191	22,235
Corporate	96,615	96,285

Total assets	$370,152	$375,722

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REX American Resources Q2 Results, 8/31/11	page 4

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation
Ethanol Ownership Interests as of July 31, 2011

Entity	Nameplate Production Capacity (annual gallons)	REX’s Ownership Interest	REX Effective Nameplate Capacity Owned (annual gallons)

One Earth Energy, LLC Gibson City, IL	100M	74%	74.0M
NuGen Energy, LLC Marion, SD	100M	48%	48.0M
Patriot Renewable Fuels, LLC Annawan, IL	100M	23%	23.0M
Big River Resources, LLC W. Burlington, IA	92M	10%	9.2M
Big River Resources, LLC Galva, IL	100M	10%	10.0M
Big River United Energy, LLC Dyersville, IA	100M	5%	5.0M
Levelland Hockley County Ethanol, LLC Hockley County, Texas (1)	40M	49%	19.6M

Total (1)	592M	n/a	169.2

(1)	Total excludes nameplate production capacity and the effective nameplate capacity owned by REX related to the LHCE operations which ceased production in January 2011.

The following tables summarize select data related to REX’s consolidated alternative energy interests:

($ in thousands)	Three Months Ended July 31,				Six Months Ended July 31,
	2011		2010		2011		2010

Alternative Energy Segment Sales:
Ethanol	$59,452	81%	$53,754	83%	$125,510	81%	$113,283	83%
Distillers grains	13,832	19%	10,957	17%	28,360	19%	22,246	17%
Other	247	0%	90	0%	543	0%	294	0%

Total Alternative Energy Sales	$73,531	100%	$64,801	100%	$154,413	100%	$135,823	100%

	Three Months Ended July 31,		% Change	Six Months Ended July 31,		% Change
Average Price/Cost	2011	2010		2011	2010

Ethanol – gallon	$2.52	$1.56	+61.5%	$2.42	$1.64	+47.6%
Dried distillers grains - ton	$192.81	$113.47	+69.9%	$189.01	$116.50	+62.2%
Wet distillers grains – ton	$59.10	$33.26	+77.7%	$53.74	$32.31	+66.3%
Grain – bushel	$6.57	$3.62	+81.5%	$6.85	$3.67	+86.6%
Natural gas – mmbtu	$4.37	$4.47	-2.2%	$4.38	$5.04	-13.1%

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REX American Resources Q2 Results, 8/31/11	page 5

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities representing ownership of approximately 169.2 million gallons per year of annual operating nameplate capacity. The total annual operating nameplate capacity of ethanol production facilities in which REX has ownership interests is approximately 592 million gallons per year. Further information about REX is available at www.rexamerican.com

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distillers grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500
rex@jcir.com

- Statements of Operations follow-

REX American Resources Q2 Results, 8/31/11	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended July 31,		Six Months Ended July 31,

	2011	2010	2011	2010

Net sales and revenue	$73,851	$65,087	$155,065	$136,359
Cost of sales	74,137	60,053	150,660	122,937

Gross (loss) profit	(286)	5,034	4,405	13,422
Selling, general and administrative expenses	(1,976)	(1,859)	(4,288)	(3,962)
Interest income	101	124	271	238
Interest expense	(646)	(1,338)	(1,316)	(2,710)
Income from synthetic fuel investments	2,883	—	2,883	—
Loss on early termination of debt	—	—	—	(48)
Equity in income of unconsolidated ethanol affiliates	3,761	1,083	9,543	3,930
Losses on derivative financial instruments, net	(757)	(1,878)	(689)	(2,045)

Income from continuing operations before provision for income taxes and discontinued operations	3,080	1,166	10,809	8,825
Provision for income taxes	(1,471)	(622)	(4,188)	(3,181)

Income from continuing operations including noncontrolling interests	1,609	544	6,621	5,644
Income from discontinued operations, net of tax	384	530	794	1,035
Gain on disposal of discontinued operations, net of tax	40	20	174	20

Net income including noncontrolling interests	2,033	1,094	7,589	6,699
Net loss (income) attributable to noncontrolling interests	314	140	(590)	(1,277)

Amounts attributable to REX common shareholders:
Net income	$2,347	$1,234	$6,999	$5,422

Income from continuing operations, net of tax	$1,923	$684	$6,031	$4,367
Income from discontinued operations, net of tax	424	550	968	1,055

EPS attributable to REX common shareholders:
Diluted net income per share	$0.25	$0.12	$0.73	$0.54

Diluted income per share from continuing operations	$0.20	$0.07	$0.63	$0.44
Diluted income per share from discontinued operations	0.04	0.05	0.08	0.10
Diluted income per share on disposal of discontinued operations	0.01	—	0.02	—

Weighted average shares outstanding – diluted	9,550	9,976	9,557	10,010

Weighted average shares outstanding – basic	9,513	9,790	9,473	9,815

Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

- Balance Sheets follow -

REX American Resources Q2 Results, 8/31/11	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	July 31, 2011	January 31, 2011

Assets
Current assets:
Cash and cash equivalents	$96,435	$91,019
Accounts receivable, net	7,881	9,619
Inventory	10,370	7,819
Refundable income taxes	—	8,503
Prepaid expenses and other	2,881	3,055
Deferred taxes, net	3,623	5,834

Total current assets	121,190	125,849
Property and equipment, net	163,106	169,811
Other assets	4,544	5,907
Deferred taxes, net	5,206	5,206
Equity method investments	74,506	67,349
Restricted investments and deposits	1,600	1,600

Total assets	$370,152	$375,722

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy (1)	$10,643	$9,672
Current portion of long-term debt, other	342	342
Accounts payable, trade	1,345	2,557
Deferred income	2,723	3,982
Accrued real estate taxes	1,792	2,393
Derivative financial instruments	1,720	1,835
Other current liabilities	5,995	3,786

Total current liabilities	24,560	24,567

Long-term liabilities:
Long-term debt, alternative energy (1)	63,679	69,049
Long-term debt, other	1,187	1,924
Deferred income	1,308	2,416
Derivative financial instruments	3,195	3,688
Other	2,859	4,114

Total long-term liabilities	72,228	81,191

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,379	142,293
Retained earnings	303,052	296,053
Treasury stock	(196,000)	(193,713)

Total REX shareholders’ equity	249,730	244,932
Noncontrolling interests	23,634	25,032

Total equity	273,364	269,964

Total liabilities and equity	$370,152	$375,722

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiary.

- Statements of Cash Flows follow -

REX American Resources Q2 Results, 8/31/11	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Six Months Ended July 31,

	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interests	$7,589	$6,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,519	7,646
Impairment charges and other	1,153	510
Income from equity method investments	(9,543)	(3,930)
Income from synthetic fuel investments	(2,883)	—
(Gain) loss on disposal of real estate and property and equipment	(271)	28
Dividends received from equity method investees	2,316	802
Deferred income	(2,367)	(4,422)
Derivative financial instruments	(608)	335
Deferred income tax	2,859	1,375
Changes in assets and liabilities:
Accounts receivable	1,738	231
Inventory	(2,551)	2,326
Other assets	9,890	7,412
Accounts payable, trade	(1,652)	(869)
Other liabilities	1,665	(2,154)

Net cash provided by operating activities	12,854	15,989

Cash flows from investing activities:
Capital expenditures	(637)	(918)
Proceeds from sale of synthetic fuel investment	2,883	—
Purchase of equity method investment	—	(9,216)
Principal payments received on investment in debt instruments	—	933
Proceeds from sale of real estate and property and equipment	1,603	1,540
Restricted investments	—	500

Net cash provided by (used in) investing activities	3,849	(7,161)

Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(5,136)	(17,737)
Repayments of contingent consideration	(1,313)	—
Stock options exercised	312	1,438
Payments to noncontrolling interests holders	(1,796)	—
Other	(192)	—
Treasury stock acquired	(3,162)	(3,311)

Net cash used in financing activities	(11,287)	(19,610)

Net increase (decrease) in cash and cash equivalents	5,416	(10,782)
Cash and cash equivalents, beginning of period	91,019	100,398

Cash and cash equivalents, end of period	$96,435	$89,616

Non cash activities - Accrued capital expenditures	$440	$102

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